Exhibit 99.1

Tattooed Chef Reports Third Quarter 2021 Financial Results

Record Quarterly Revenue of $58.8 Million, an Increase of 44% Year-Over-Year

Branded Revenue Increased 56% to $35.3 Million

Updates 2021 Outlook

Paramount, California—November 16, 2021 (GLOBE NEWSWIRE) – Tattooed Chef, Inc. (Nasdaq: TTCF) (“Tattooed Chef” or the “Company”), a leader in plant based foods, today announced financial results for the three and nine months ended September 30, 2021.

“We are pleased with our third quarter results with record revenue driven by our Tattooed Chef branded products,” said Sam Galletti, President and CEO of Tattooed Chef. “Tattooed Chef is now a top 10 brand across the club, grocery and mass channels in the categories in which we compete. Our branded products are now in over 13,000 stores nationwide as we have executed on our plan to diversify both channel and customer mix. Looking ahead, we believe we are well positioned to execute on our growth strategy with tremendous momentum entering 2022 and beyond.”

Sarah Galletti, Chief Creative Officer and “The Tattooed Chef”, added, “We are thrilled with Tattooed Chef’s acceptance at retail stores and believe our products resonate with the next generation of consumers. We are constantly looking for new ways to go to market and, supported by our recently announced acquisitions, we plan to expand our product portfolio beyond the freezer aisle allowing consumers to enjoy Tattooed Chef products at home and on-the-go. I have never been more excited about our future opportunities for growth.”

Financial Highlights for the Third Quarter of 2021 Compared to the Third Quarter of 2020

●	Revenue was a record $58.8 million, a 43.5% increase compared to $41.0 million in the prior year period; Tattooed Chef branded product revenue was $35.3 million, an increase of 55.9% compared to $22.6 million in the prior year period.

●	Gross profit was $5.9 million, or 10.1% gross margin, compared to $4.2 million, or 10.3% gross margin, in the prior year period.

●	Net loss was $8.2 million compared to net loss of $3.2 million in the prior year period.

●	Adjusted EBITDA was negative $5.0 million compared to Adjusted EBITDA of positive $1.6 million in the prior year period.

Financial Highlights for the First Nine Months of 2021 Compared to the First Nine Months of 2020

●	Revenue was $162.0 million, a 48.7% increase compared to $108.9 million in the prior year period; Tattooed Chef branded product revenue was a record $104.2 million, an increase of 71.9% compared to $60.6 million in the prior year period.

●	Gross profit was $21.7 million, or 13.4% gross margin, compared to $17.3 million, or 15.9% gross margin, in the prior year period.

●	Net loss was $70.1 million compared to net income of $3.5 million in the prior year period.

●	Adjusted EBITDA was negative $14.7 million compared to Adjusted EBITDA of positive $10.2 million in the prior year period.

Adjusted EBITDA is a non-GAAP financial measure defined below under “Non-GAAP Measures.” Please see “Adjusted EBITDA Reconciliation” at the end of this press release.

Third Quarter 2021 Results

Revenue increased by $17.8 million, or 43.5%, to $58.8 million in the three months ended September 30, 2021 compared to $41.0 million in the three months ended September 30, 2020. The revenue increase was primarily driven by a $12.7 million increase in “Tattooed Chef” branded products and a $5.0 million increase in private label products and legacy products for select private label retailers. The increase in Tattooed Chef branded products resulted from expansion in the number of U.S. distribution points, as well as increased volume at existing retail customers with our current portfolio of products and new product introductions.

Gross profit was $5.9 million in the three months ended September 30, 2021 compared to $4.2 million in the three months ended September 30, 2020. Gross margin in the three months ended September 30, 2021 was 10.1% compared to 10.3% in the three months ended September 30, 2020. The slight decrease in gross margin for the three months ended September 30, 2021 was primarily due to the increases in raw materials, packaging, and freight and container costs due to inflation, as well as the two facilities in New Mexico, which the Company refers to collectively as Foods of New Mexico, that were acquired by the Company in May 2021, partially offset by the achievement of economies scale from the increase of Tattooed Chef sales volume and improved production capacity. Foods of New Mexico’s operational production facility currently only manufactures private label products, which have a lower margin when compared to our Tattooed Chef branded products. Foods of New Mexico’s other facility is brand new and is expected to become active during the first quarter of 2022. The Company anticipates that both of these facilities will be fully operational and manufacturing both private label and Tattooed Chef branded products during 2022.

Operating expenses increased $6.0 million to $13.6 million in the three months ended September 30, 2021 compared to $7.6 million in the three months ended September 30, 2020. The increase in operating expenses was primarily due to an increase of $3.4 million in marketing expenses, $0.4 million in sales commission expense, $0.5 million in resolution of a dispute and related fees, $0.8 million in stock compensation expense and $1.5 million in operating expenses for Foods of New Mexico, partially offset by a decrease of $2.2 million in professional expenses. The Company expects operating expenses to decrease as a percentage of revenue over time as many relatively fixed operating expenses will be spread over increased revenue. The $3.4 million in marketing expenses reflects the Company’s heavy investment in the Tattooed Chef brand in order to increase distribution, raise brand awareness, and drive sales in the new stores that are launching the products. The costs that the Company is investing today should produce realized benefits in the future.

Net loss was $8.2 million in the three months ended September 30, 2021 compared to net loss of $3.2 million in the prior year period.

Adjusted EBITDA was negative $5.0 million in the three months ended September 30, 2021, compared to Adjusted EBITDA of positive $1.6 million in the three months ended September 30, 2020. The decrease in Adjusted EBITDA was primarily due to marketing expenses that were not present in the third quarter of 2020 and the operating expenses that were previously mentioned.

Cash Position

As of September 30, 2021, the Company had cash and cash equivalents of $129.5 million.

Outlook

For full year 2021, the Company now expects:

●	Revenue in the range of $210 million to $215 million, an increase of 41% to 45% compared to 2020.

●	Gross margin in the range of 12% to 14%.

●	Adjusted EBITDA of negative $18 million to $20 million. The Company is committed to an aggressive plan of growing its brand through extensive marketing and promotional spending that has already produced significant revenue growth in both grocery and mass retail. To augment the revenue growth, the Company has invested in its staff and infrastructure, equipment, brand visibility, and customer acquisition costs to meet the marketplace demands and the Company’s current and future goals. The Company also continues to be impacted by increases in logistic costs, storage fees, legal and accounting fees, and marketplace shortages in packaging products.

●	Capital expenditures in the range of $15 million to $20 million.

The Company is in a high growth phase and does not provide guidance for the most directly comparable GAAP measure, net income, and similarly cannot provide a reconciliation between its forecasted Adjusted EBITDA and net income metrics without unreasonable effort due to the starting of a new facility, inflation within the economy, and COVID-19 related uncertainties that are unknowable at this time and affect the reliability of estimates for certain items. These items are difficult to estimate and may vary greatly between periods and could significantly impact future financial results.

Conference Call and Webcast

The Company will host a conference call and webcast to discuss the results today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). Investors interested in participating in the live call can dial 844-826-3035 from the U.S. and 412-317-5195 internationally. A telephone replay will be available approximately two hours after the call concludes through Tuesday, November 30, 2021, and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 internationally, and entering the confirmation ID 10162124. The webcast will be available on the Investors section of the Company’s website at www.tattooedchef.com and archived for 30 days.

About Tattooed Chef

Tattooed Chef is a leading plant based food company offering a broad portfolio of innovative and sustainably sourced plant based foods. Tattooed Chef’s signature products include ready-to-cook bowls, zucchini spirals, riced cauliflower, acai and smoothie bowls, and cauliflower pizza crusts, which are available in the frozen food sections of leading national retail food and club stores across the United States as well as on Tattooed Chef’s e-commerce site. Understanding consumer lifestyle and food trends, a commitment to innovation, and self-manufacturing allows Tattooed Chef to continuously introduce new products. Tattooed Chef provides approachable, great tasting and chef-created products to the growing group of plant based consumers as well as the mainstream marketplace. For more information, please visit www.tattooedchef.com.

Follow us on social: Facebook, Instagram, TikTok, Twitter, and LinkedIn and Taste the Jams on Spotify.

Forward Looking Statements

Certain statements made in this release are “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. When used in this release, words such as “ahead,” “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose,” “trend,” “accelerate,” “expansion,” “new,” “leverage,” “continues,” “opportunities,” “next,” “increase,” “beyond,” “potential,” “growth,” “pipeline,” “guidance” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside Tattooed Chef’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: uncertainty surrounding the ultimate success of Tattooed Chef’s e-commerce platform; the need to prove Tattooed Chef’s ability to build brand awareness and continue to launch innovative products; continued acceptance of Tattooed Chef branded products by new retail customers; Tattooed Chef’s ability to increase in-store count and points of distribution; the outcome of any legal proceedings that may be instituted against Tattooed Chef; competition and the ability of the business to grow and manage growth profitably; anticipated but unpredictable increased costs associated with our transition to a public company; and other risks and uncertainties indicated from time to time in our annual report on Form 10-K for the year ended December 31, 2020 filed with the Securities and Exchange Commission (the “SEC”), including those under “Risk Factors” therein, and other factors identified in past and future filings with the SEC, available at www.sec.gov. Some of these risks and uncertainties may be amplified by the COVID-19 outbreak. Tattooed Chef undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Measures

The Company seeks to achieve profitable, long term growth by monitoring and analyzing key operating metrics, including Adjusted EBITDA. The Company defines EBITDA as net income before interest, taxes, and depreciation. Adjusted EBITDA further adjusts EBITDA by adding back non-cash compensation expenses, non-recurring expenses, and other non-operational charges. The Company’s management uses this non-GAAP financial metric and related computations to evaluate and manage the business and to plan and make near and long-term operating and strategic decisions. The management team believes this non-GAAP financial metric is useful to investors to provide supplemental information in addition to the GAAP financial results. Management reviews the use of its primary key operating metrics from time-to-time. Adjusted EBITDA is not intended to be a substitute for any GAAP financial measure and as calculated, may not be comparable to similarly titled measures of performance of other companies in other industries or within the same industry. The Company’s management team believes it is useful to provide investors with the same financial information that it uses internally to make comparisons of historical operating results, identify trends in underlying operating results, and evaluate its business.

CONTACTS

INVESTORS

Rachel Perkins-Ulsh

rachel@ulshir.com

MEDIA

Olivia Singer

tattooedchef@praytellagency.com

Note: In connection with the preparation of the Company’s condensed consolidated financial statements for the three months and nine months ended September 30, 2021, the Company identified immaterial errors in its previously issued financial statements related to the classification of certain accounts that primarily affect inventory, costs of goods sold and operating expenses. The Company has corrected these errors in its GAAP and non-GAAP results for all prior periods previously reported. See “Notes to Condensed Consolidated Financial Statements, Note 1. Summary of Significant Accounting Policies” included in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2021 filed with the SEC.

TATTOOED CHEF, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except per share information)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUE	$58,780	$40,964	$161,972	$108,903

COST OF GOODS SOLD	52,836	36,733	140,304	91,619

GROSS PROFIT	5,944	4,231	21,668	17,284

OPERATING EXPENSES	13,604	7,621	44,853	12,590

(LOSS) INCOME FROM OPERATIONS	(7,660)	(3,390)	(23,185)	4,694

Interest expense	(45)	(188)	(159)	(569)
Other (expense) income	(724)	825	(2,496)	1,113

(LOSS) INCOME BEFORE PROVISION FOR INCOME TAXES	(8,429)	(2,753)	(25,840)	5,238

INCOME TAX BENEFIT (EXPENSE)	255	(492)	(44,255)	(1,776)

NET (LOSS) INCOME	(8,174)	(3,245)	(70,095)	3,462

LESS: INCOME (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	-	(158)	-	1,148

NET (LOSS) INCOME ATTRIBUTABLE TO TATTOOED CHEF, INC.	$(8,174)	$(3,087)	$(70,095)	$2,314

NET INCOME (LOSS) PER SHARE
Basic	$(0.10)	$(0.11)	$(0.86)	$0.08
Diluted	$(0.10)	$(0.11)	$(0.86)	$0.08

WEIGHTED AVERAGE COMMON SHARES
Basic	81,957,170	28,324,038	81,404,348	28,324,038
Diluted	82,011,216	28,324,038	81,548,673	28,324,038

OTHER COMPREHENSIVE (LOSS) INCOME, NET OF TAX

Foreign currency translation adjustments	(808)	(584)	(909)	(201)

Total other comprehensive (loss) income, net of tax	(808)	(584)	(909)	(201)

Comprehensive (loss) income	(8,982)	(3,829)	(71,004)	3,261
Less: comprehensive income attributable to the noncontrolling interest	-	(101)	-	1,239

Comprehensive (loss) income attributable to Tattooed Chef, Inc. stockholders	$(8,982)	$(3,728)	$(71,004)	$2,022

TATTOOED CHEF, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share information)

	September 30,	December 31,
	2021	2020
ASSETS

CURRENT ASSETS
Cash	$129,476	$131,579
Accounts receivable, net	24,469	17,992
Inventory	45,271	38,002
Prepaid expenses and other current assets	8,256	18,240
TOTAL CURRENT ASSETS	207,472	205,813

Property, plant and equipment, net	39,669	16,083
Intangible assets, net	179	-
Deferred taxes	-	43,525
Goodwill	19,351	-
Other assets	1,731	605

TOTAL ASSETS	$268,402	$266,026

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$23,641	$24,075
Accrued expenses	4,880	2,961
Line of credit	3,317	22
Notes payable to related parties	7	66
Notes payable, current portion	400	111
Deferred revenue	634	1,711
Forward contract derivative liability	1,788	-
Finance lease	2,863	-
Other current liabilities	911	1,403
TOTAL CURRENT LIABILITIES	38,441	30,349

Warrant liability	1,343	5,184
Notes payable, net of current portion	2,627	1,990
TOTAL LIABILITIES	$42,411	$37,523

COMMITMENTS AND CONTINGENCIES (See Note 20)

STOCKHOLDERS’ EQUITY
Preferred stock- $0.0001 par value; 10,000,000 shares authorized, none issued and outstanding at September 30, 2021 and December 31, 2020	$-	$-
Common stock- $0.0001 par value; 1,000,000,000 shares authorized; 81,982,392 shares issued and outstanding at September 30, 2021, 71,551,067 shares issued and outstanding at December 31, 2020	8	7
Treasury stock- 0 shares at September 30, 2021, 81,087 shares at December 31, 2020	-	-
Additional paid in capital	233,223	164,424
Accumulated other comprehensive (loss) income	(908)	1
Retained (deficit) earnings	(6,332)	64,071
Total stockholders’ equity	225,991	228,503

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$268,402	$266,026

TATTOOED CHEF, INC.

Adjusted EBITDA Reconciliation

(in thousands)

	Three Months Ended
	September 30,
(in thousands)	2021	2020
Net (loss) income	$(8,174)	$(3,245)
Interest	45	188
Income tax (benefit) expense	(255)	492
Depreciation and amortization	1,066	222
EBITDA	(7,318)	(2,343)
Adjustments
Stock compensation expense	842	-
Loss (gain) on foreign currency forward contracts	853	(825)
Loss (gain) on warrant remeasurement	(218)	-
Acquisition expenses	281	-
UMB ATM transaction	126	-
Nonrecurring transaction expenses	-	4,770
Dispute resolution and related fees	465	-
Total Adjustments	2,349	3,945
Adjusted EBITDA	$(4,969)	$1,602

	Nine Months Ended
	September 30,
(in thousands)	2021	2020
Net (loss) income	$(70,095)	$3,462
Interest	159	569
Income tax (benefit) expense	44,255	1,776
Depreciation and amortization	2,514	693
EBITDA	(23,167)	6,500
Adjustments
Stock compensation expense	4,344	-
Loss (gain) on foreign currency forward contracts	2,655	(1,113)
Loss (gain) on warrant remeasurement	(167)	-
Acquisition expenses	1,007	-
UMB ATM transaction	148	-
Nonrecurring transaction expenses	-	4,770
Dispute resolution and related fees	465	-
Total Adjustments	8,452	3,657
Adjusted EBITDA	$(14,715)	$10,157